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ALZA CORPORATION
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

________________________________________________________________________________
/X/ PLEASE MARK VOTE AS IN THIS EXAMPLE.

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      THE BOARD OF DIRECTORS OF ALZA CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

To adopt the Agreement and Plan of Merger among ALZA Corporation,        FOR       AGAINST     ABSTAIN
Abbott Laboratories and AC Merger Sub Inc. dated as of June 21,          / /         / /         / /
1999, as the same may be amended from time to time, and to approve the merger contemplated under that agreement.

To transact such other business related to matters as may properly come before the special meeting or any adjournments or postponements thereof.
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                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                              Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

Signature: __________    Date: ________   Signature: __________   Date: ________
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________________________________________________________________________________
                                     PROXY

                                ALZA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Julian N. Stern, Peter D. Staple and Bruce
C. Cozadd, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of ALZA Corporation (or any adjournments or postponements thereof) to be held on Tuesday, September 21, 1999 or at a later time if the Special Meeting is adjourned or postponed, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY
STATEMENT/PROSPECTUS.

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
      SEE                                                                                        SEE
    REVERSE                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     REVERSE
     SIDE                                                                                       SIDE
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